                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                          IFR SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                           NOTICE AND PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                     [LOGO]

                               IFR SYSTEMS, INC.

                            NOTICE OF ANNUAL MEETING
                                NOVEMBER 5, 1997

To the Shareholders of IFR Systems, Inc.:

    You are hereby notified that the Annual Meeting of Shareholders of IFR Systems, Inc., a Delaware corporation, will be held at the Rolling Hills Country Club, 233 South Westlink Drive, Wichita, Kansas, on Wednesday, November 5, 1997 at 10:00 A.M. (C.S.T.) for the following purposes:

    1.  To elect two (2) directors for a term of three years.

    2. To ratify the appointment of Ernst & Young LLP as independent auditors for the current fiscal year ending June 30, 1998.

    3.  To transact such other business as may properly come before the meeting.

    The shareholders of record at the close of business on September 8, 1997 are entitled to notice of and to vote at the meeting. PLEASE MARK, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you attend the meeting, you may, if you so desire, withdraw your proxy and vote in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                    [LOGO]

                                          Charles J. Woodin
                                          SECRETARY

Wichita, Kansas
September 22, 1997

                               IFR SYSTEMS, INC.

                              1997 PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

    All shareholders of record on September 8, 1997 are entitled to vote at the Annual Meeting of IFR Systems, Inc., a Delaware corporation ("IFR" or the "Company") to be held on Wednesday, the 5th day of November, 1997. All shareholders unable to attend such meeting who wish to vote their stock upon the business to be transacted at such meeting are requested to mark, sign and date the accompanying form of proxy and return it in the addressed, postage-paid envelope that is enclosed. The proxy may be revoked at any time before it is voted, and the signing of such proxy will not affect a shareholder's right to vote in person if present at the meeting. All proxies returned and not so revoked will be voted in accordance with their terms.

    As stated in the Notice, the matters to be considered at the meeting are (i) the election of two directors for a term of three years, (ii) the ratification of the appointment of independent auditors, and (iii) the transaction of such other business as may properly come before the meeting.

    The solicitation of the accompanying form of proxy is made on behalf of the Board of Directors of the Company for the 1997 Annual Meeting and any adjournments thereof. The expense of the solicitation of the proxies for this meeting will be borne by the Company. The solicitation will be made through the use of the mails and by personal solicitation through regular employees of the Company who will not be additionally compensated therefor.

    The mailing address of the principal executive offices of the Company is IFR Systems, Inc., 10200 West York Street, Wichita, Kansas 67215. This Proxy Statement and the enclosed form of proxy were first sent or given to the shareholders on approximately September 22, 1997.

OUTSTANDING SHARES & PRINCIPAL SHAREHOLDERS

    On September 8, 1997, the Company had issued and outstanding 5,453,769 shares of common stock, $.01 par value per share, not including 723,731 treasury shares. Each shareholder is entitled to one vote upon any proposal submitted to the meeting for each share standing of record in his name on September 8, 1997. Based on copies of reports filed with the Securities and Exchange Commission which have been received by the Company, the following table sets forth, as of September 8, 1997, the only persons known to be beneficial owners of more than 5% of the Company's outstanding common stock:

                                                                        NUMBER OF SHARES     PERCENT OF
                                                                          BENEFICIALLY      TOTAL SHARES
TITLE OF CLASS                   NAME AND ADDRESS OF BENEFICIAL OWNER         OWNED          OUTSTANDING
------------------------------  --------------------------------------  -----------------  ---------------
Common Stock..................  State of Wisconsin                            470,600               8.6%
                                Investment Board
                                P.O. Box 7842
                                Madison, WI 53707

Common Stock..................  Fenimore Asset Management, Inc.               378,850               6.9%
                                118 North Grand Street
                                Cobleskill, NY 12043

                                                                        NUMBER OF SHARES     PERCENT OF
                                                                          BENEFICIALLY      TOTAL SHARES
TITLE OF CLASS                   NAME AND ADDRESS OF BENEFICIAL OWNER         OWNED          OUTSTANDING
------------------------------  --------------------------------------  -----------------  ---------------
Common Stock..................  Dimensional Fund Advisors, Inc.               331,725               6.1%
                                1299 Ocean Avenue
                                11th Floor
                                Santa Monica, CA 90401

Common Stock..................  Wanger Asset Management, L.P.                 300,000               5.5%
                                227 W. Monroe Street
                                Suite 3000
                                Chicago, IL 60606

    The following table contains information concerning beneficial owners of IFR Systems, Inc. Common Stock as of September 8, 1997, for each Director or nominee for Director, for each Executive Officer named in the Summary Compensation Table on Page 6 and for all Directors and Executive Officers as a group:

                                                                                                   PERCENT OF
NAME OF BENEFICIAL OWNER                                      OPTIONS HELD(1)   SHARES OWNED        SHARES(2)
------------------------------------------------------------  ---------------  ---------------  -----------------
Alfred H. Hunt, III ........................................        82,500           73,270(3)            2.9%
  DIRECTOR, PRESIDENT AND CHIEF EXECUTIVE OFFICER
Oscar L. Tang ..............................................         1,000           89,000(4)            1.7%
  DIRECTOR
Ralph R. Whitney, Jr. ......................................         7,000           20,412            (*)
  DIRECTOR
Wilton W. Cogswell, III ....................................         7,000            4,950(5)         (*)
  DIRECTOR
Donald L. Graf .............................................         7,000              400   (6)        (*)
  DIRECTOR
John V. Grose ..............................................         3,000            1,000            (*)
  DIRECTOR
Friedel E. Arnold ..........................................        32,750            1,000            (*)
  VICE PRESIDENT AND GENERAL MANAGER
Jeffrey A. Bloomer .........................................        11,750            1,000            (*)
  TREASURER AND CHIEF FINANCIAL OFFICER
Iain M. Robertson ..........................................        15,000          --                 (*)
  PRESIDENT, PHOTON KINETICS, INC.
Directors and Executive Officers as a Group (10 persons)....       167,000          194,665               6.6    %

------------------------------
(1) Includes presently exercisable options and options exercisable within 60 days of September 8, 1997. Options were granted under the 1988 Incentive Stock Option Plan, 1992 Nonqualified Stock Option Plan, 1996 Incentive Stock Option Plan or Directors Stock Option Plan.

(2) (*) Denotes less than 1%.

(3) Includes 3,084 shares owned by Mr. Hunt's children. Mr. Hunt disclaims beneficial ownership of the shares owned by his children.

(4) Includes 40,000 shares held by Mr. Tang as trustee in various trusts for members of Mr. Tang's family and 49,000 shares held by The Tang Fund of which Mr. Tang is president and a director. Excludes 165,000 shares held in trust for the benefit of Mr. Tang and 30,000 shares held by August Associates, an investment partnership in which Mr. Tang is a limited partner, because Mr. Tang does not have the power to vote or dispose of the shares or to direct the voting or disposition of the shares.

(5) Includes 500 shares owned by a trust of which Mr. Cogswell is trustee. Mr. Cogswell disclaims beneficial ownership of such shares.

(6) Includes 100 shares owned by a trust of which Mr. Graf is trustee.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

    At the Annual Meeting, two directors will be elected by majority vote of those voting. Alfred H. Hunt, III and Wilton W. Cogswell, III, both of whom are members of the present Board, have been nominated for election as directors to hold office until the annual meeting of shareholders in 2000, or until their successor has been elected. The other directors listed below will continue in office until expiration of their terms. If the enclosed proxy is duly executed and received in time for the meeting and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for Alfred H. Hunt, III and Wilton W. Cogswell, III, for election as directors of the Company. There will not be cumulative voting for the election of a director. If the nominee is unable to serve, an event which the Board of Directors does not anticipate, the proxy will be voted for the person designated by the Board to replace that nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

    The following table sets forth the name, age, business background, and tenure as a director of the Company of each nominee and director. Except as otherwise indicated the principal occupations of the persons shown in the table have not changed during the last five years. Each person shown has sole voting and investment power with respect to the shares indicated in the beneficial ownership table on page 2.

          NAME, AGE,                               PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
   PERIOD SERVED AS DIRECTOR                                  DURING PAST FIVE YEARS
-------------------------------  --------------------------------------------------------------------------------
NOMINEE FOR ELECTION FOR A TERM WHICH WILL EXPIRE IN 2000

Wilton W. Cogswell, III, 59,     Mr. Cogswell is engaged in the practice of law as a sole practitioner in
Director since 1989              Colorado Springs, Colorado.

Alfred H. Hunt, III, 61,         Mr. Hunt is the President of the Company and since 1985 has been its Chief
Director since 1971              Executive Officer. He was elected to the additional position as Vice Chairman of the Board in January, 1990.

DIRECTORS WHOSE TERMS EXPIRE IN 1998:

Donald L. Graf, 60               During August 1997, Mr. Graf became Corporate Vice President and Chief Financial
Director since 1985              Officer for A. Duda & Sons, Inc., a privately held real estate and agricultural farming company with principal offices in Oviedo, Florida. From March 1996 to
                                 July 1997, Mr. Graf was a private investor and consultant. Prior to this, Mr.
                                 Graf was the Senior Vice President and Chief Financial Officer of Osborn
                                 Laboratories, Inc.

Ralph R. Whitney, Jr., 62,       Mr. Whitney is a principal of Hammond, Kennedy, Whitney & Company, Inc., a
Director since 1985              private investment firm with offices at 230 Park Avenue, New York, New York. Mr.
                                 Whitney also serves as a director of Adage, Inc.; Baldwin Technology Company,
                                 Inc.; Excel Industries, Inc.; Control Devices, Inc. and Selas Corporation of
                                 America.

          NAME, AGE,                               PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
   PERIOD SERVED AS DIRECTOR                                  DURING PAST FIVE YEARS
-------------------------------  --------------------------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 1999:

John V. Grose 67,                Mr. Grose is a director and past President of Navair, Inc., which sells,
DIRECTOR SINCE 1992              services and installs avionics in military and commercial aircraft. Navair also distributes electronic test and measurement equipment. Head office is in
                                 Mississauga, Ontario, Canada. Mr. Grose remains active in the distribution area of the business.

Oscar L. Tang 59,                Since September 1993, Mr. Tang has been a director of and consultant to New
DIRECTOR SINCE 1995              England Investment Company, L.P. From August 1970 to September 1993 Mr. Tang was
                                 the President and Chief Executive Officer and co-founder of Reich & Tang, L.P., predecessor of New England Investment Company, L.P.

    MR. PAUL E. REINKEN, a Director since 1987, retired from the Board effective November 15, 1996. The Board wishes to express its deep appreciation to Mr. Reinken for his distinguished service to the Company as a Director and Chairman of the Compensation Committee.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    During the fiscal year ended June 30, 1997, the Board of Directors met five times. The Board of Directors has a Compensation Committee, Audit Committee, and Shareholders Relations Committee. There is no standing nominating committee. All Board members attended more than 75 percent of the aggregate number of Board meetings and Committee meetings held during the fiscal year ended June 30, 1997.

    The Compensation Committee is comprised of Messrs. Cogswell, Graf, Tang and Whitney. The Compensation Committee reviews and approves all compensation plans, benefit programs and perquisites for executives and other employees. See "Compensation Committee Report on Executive Compensation" for a more complete description of the functions of the Compensation Committee. The Compensation Committee met three times during the last fiscal year.

    The purposes and functions of the Company's Audit Committee are to recommend the engagement or discharge of independent auditors; to review quarterly financial statements prior to issuance; to review year-end financial statements prior to issuance; to review the services from time to time being performed by the independent auditors, including nonaudit services and the fees charged, or to be charged, for all such services; and to make appropriate reports and recommendations to the Board of Directors. The persons who currently are serving on the Audit Committee are Messrs. Graf, Grose, and Whitney. The Audit Committee met two times during the last fiscal year.

    The Shareholder Relations Committee is composed of Messrs. Cogswell, Hunt, Grose and Tang and is responsible for establishing and monitoring the Company's Investor Relations Policy. The Shareholder Relations Committee evaluates the Company's effectiveness in the communication with the shareholders and the general financial community. The Investor Relations Policy is designed to assist the designated spokespersons in disseminating information to shareholders and other interested parties concerning developments at the Company including quarterly financial results, new product announcements, and other developments considered relevant to the valuation of the Company's publicly-traded securities.

COMPENSATION OF DIRECTORS

    Directors of the Company, other than persons compensated as executive officers of the Company, receive an annual retainer, payable in four equal quarterly installments. The amount of the annual retainer for the year ended June 30, 1997, was $16,000. Each such director also receives $1,000 for each Board meeting attended and $800 for each committee meeting attended and participates in the Outside Director Compensation, Stock Option, and Retirement Plan described below. If a director is requested by the Company to travel out of town for attendance at a Board meeting or a committee meeting, the director will be reimbursed for reasonable travel expenses.

    In November 1989, the Board of Directors adopted, and the shareholders approved, the IFR Systems, Inc. Outside Director Compensation, Stock Option, and Retirement Plan (the "Outside Director Plan"), pursuant to which directors who are not employees of the Company ("Outside Directors") are entitled to receive certain cash compensation, stock options, and retirement benefits, all as described below. The Outside Director Plan is administered by the Compensation Committee. Subject to the provisions of the Outside Director Plan, the Committee is authorized to interpret such provisions and to make any determinations necessary or advisable for the administration of the Outside Director Plan. The Committee has no discretion with respect to the selection of directors who will receive options and retirement benefits, the terms and provisions of the options, or the amount and duration of the retirement benefits, all of which are established by the provisions of the Outside Director Plan.

    The Outside Director Plan provides for the payment of an annual retainer and meeting attendance fees to Outside Directors of the Company. Such fees are established annually by the Board of Directors. The Outside Director Plan also provides that the Board of Directors may from time to time establish a program for the deferral of such fees and purchase term life, travel, and accidental death and dismemberment insurance for Outside Directors. The Board of Directors has no present intention to establish a deferral program or purchase any such insurance.

    The Outside Director Plan provides that each Outside Director shall be granted an option to purchase 1,000 shares of the Company's common stock on the third business day after the annual meeting of the shareholders of the Company held in each of the ten years commencing in 1989. The total number of shares which may be issued under the Outside Director Plan may not exceed 60,000 shares, subject to adjustments for stock splits and stock dividends. Options granted under the Outside Director Plan may be exercised at any time after twelve months from the date of grant. Each of the options granted under the Outside Director Plan is nontransferable except by will or pursuant to the laws of descent and distribution, is exercisable during an optionee's lifetime only by the optionee, and terminates upon the earlier of (i) nine months after the date the optionee no longer serves as a member of the Board of Directors or (ii) one year after the date of the optionee's death, whether or not he is serving on the Board of Directors at the time of his death. Payment for shares upon the exercise of each such option may be made in cash or in shares of common stock of the Company already owned by the optionee on the date of exercise (valued on the basis of fair market value thereof on the date of exercise). The option price per share under the Outside Director Plan shall be equal to 100% of the fair market value on the date of grant.

    Under the Outside Director Plan, each Outside Director is entitled to receive an annual retirement benefit in an amount equal to the annual retainer fee in effect for the year immediately preceding his retirement or resignation from the Board of Directors, payable in quarterly installments, for the same number of years as the Outside Director served as a director of the Company up to a maximum of ten years. In order to receive such retirement benefits, the Outside Director must have reached age 65 and ceased serving as a director of the Company. If an Outside Director dies while serving as a director or following his retirement or resignation from the Board of Directors, any retirement benefits that he would have otherwise been entitled to receive shall be paid to his surviving spouse or personal representative. No retirement benefits are payable for past service as a director in years prior to the approval of the Outside Director Plan by the shareholders in 1989. The retirement benefits are intended to be a non-qualified retirement plan for purposes of the Internal Revenue Code and are deductible by the Company in the year paid. Retirement benefits payable under the Outside Director Plan are an unfunded general obligation of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and the most highly compensated executive officers whose salary and bonus exceeded $100,000 (named executives), as well as the total compensation paid to each such individual for the Company's two previous fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                     ANNUAL COMPENSATION
                                     ------------------------------------------------------------------------------------
                                                                                             LONG-TERM
                                                                                           COMPENSATION       ALL OTHER
NAME AND                                         SALARY      BONUS      OTHER ANNUAL          AWARDS        COMPENSATION
PRINCIPAL POSITION                     YEAR        ($)        ($)      COMPENSATION(1)   STOCK OPTIONS(#)      ($)(2)
-----------------------------------  ---------  ---------  ---------  -----------------  -----------------  -------------
Alfred H. Hunt, III ...............       1997  $ 265,000  $ 120,711      $  46,080             30,000        $  13,900
  PRESIDENT AND CHIEF EXECUTIVE           1996  $ 250,000  $  72,320      $  44,812                  0        $  15,970
  OFFICER                                 1995  $ 240,000  $       0      $  39,568             50,000        $  13,413
Friedel E. Arnold(3) ..............       1997  $ 185,000  $  70,941      $  12,719             15,000        $  12,510
  VICE PRESIDENT AND GENERAL              1996  $ 175,000  $  55,650      $   8,400                  0        $  13,983
  MANAGER                                 1995  $  71,634  $       0      $   4,200             60,000        $       0
Jeffrey A. Bloomer(4) .............       1997  $ 120,000  $  47,373      $   4,319             15,000        $  10,811
  TREASURER AND CHIEF FINANCIAL           1996  $  90,000  $  15,136      $       0                  0        $   8,551
  OFFICER                                 1995  $  70,322  $       0      $       0             15,000        $       0
Iain M. Robertson(5) ..............       1997  $ 165,000  $  71,478      $   9,300                  0        $       0
  PRESIDENT, PHOTON KINETICS, INC.        1996  $ 155,000  $  10,000      $   9,300             35,000        $       0

------------------------
(1) Includes life insurance premiums for Mr. Hunt in the amounts of $26,800 for the years 1997, 1996 and 1995.

(2) Figures in this column represent the Company's contributions on behalf of each of the named executives under the IFR Systems, Inc. Employees Profit Sharing Plan and under the IFR Systems, Inc. Savings and Investment (401k) Plan.

(3) Mr. Arnold joined the Company in January 1995.

(4) Mr. Bloomer joined the Company in August 1994.

(5) Mr. Robertson joined the Company in July 1995.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information concerning Options/SAR's granted during fiscal 1997 to the named executives.

INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------------------------
                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                     NUMBER OF       % OF TOTAL                               ANNUAL RATES OF STOCK
                                    SECURITIES     OPTIONS/ SAR'S                             PRICE APPRECIATION FOR
                                    UNDERLYING       GRANTED TO     EXERCISE OR                    OPTION TERM
                                   OPTIONS/SAR'S    EMPLOYEES IN    BASE PRICE   EXPIRATION   ----------------------
NAME                                GRANTED(#)     FISCAL YEAR(1)   ($/SHARE)(2)   DATE(3)      5%($)       10%($)
--------------------------------  ---------------  ---------------  -----------  -----------  ----------  ----------
Alfred H. Hunt, III.............        30,000             42.9%     $  15.875      11/7/06   $  299,500  $  759,000
Friedel E. Arnold...............        15,000             21.4%     $  15.875      11/7/06   $  149,800  $  380,000
Jeffrey A. Bloomer..............        15,000             21.4%     $  15.875      11/7/06   $  149,800  $  380,000

------------------------

(1) In fiscal 1997, options to purchase 70,000 shares of the Company's common stock were granted to 10 individuals.

(2) The options were granted at a price equal to fair market value on the date of grant.

(3) Options vest annually in four equal installments beginning on the anniversary date of grant.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
  OPTION/SAR VALUES

    The following table summarizes options exercised during 1997 and presents the value of unexercised options held by the named executives at fiscal year end:

                        AGGREGATED OPTIONS/SAR EXERCISES

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED
                                                                    OPTIONS ON JUNE 30,     IN- THE-MONEY OPTIONS
                                      SHARES                              1997(#)          ON JUNE 30, 1997($)(2)
                                    ACQUIRED ON        VALUE      -----------------------  -----------------------
NAME                                EXERCISE(#)    REALIZED($)(1) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
--------------------------------  ---------------  -------------  -----------------------  -----------------------
Alfred H. Hunt, III.............        33,000      $   342,188         82,500/62,500       $    831,563/$404,688
Friedel E. Arnold...............        --              --              33,750/41,250       $    238,281/$253,594
Jeffrey A. Bloomer..............        --              --              12,750/17,250       $      96,531/$76,594
Iain M. Robertson...............        --              --              15,000/20,000       $      84,375/$67,500

------------------------

(1) Calculated on the basis of fair market value of the Common Stock on the date of exercise, less the option price.

(2) Calculated on the basis of fair market value of the Common Stock on June 30, 1997 ($18.75), less the option price.

AGREEMENT RELATING TO TERMINATION OF EMPLOYMENT

    The Company has agreements with Mr. Hunt as of March 1, 1989 as amended, and Mr. Arnold as of August 28, 1996, providing for certain payments to them in the event their employment is terminated for a reason other than serious misconduct, death, normal retirement, or total and permanent disability within two years after a Change of Control of the Company (as defined below). The amount of the payment is equal to 2.95 times the average annual compensation over the previous five years. In addition, following a covered termination of employment, the Company is obligated to maintain in effect retirement, disability and medical benefits for a period of three years, and in the case of Mr. Hunt, to maintain in effect for his benefit a $1 million life insurance policy through 2002. The Company is also required to reimburse Mr. Hunt and Mr. Arnold the amount of any federal or state tax incurred as a result of receiving an "excess parachute payment" (as defined in the Internal Revenue Code) under these agreements. For purposes of the agreement, a Change in Control of the Company means any event of a nature that would be required to be reported to the Securities and Exchange Commission in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, provided that, without limitation, a Change in Control shall be deemed to have occurred if: (a) any person (within the meaning of Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934) or group of persons becomes the beneficial owner, directly or indirectly, of shares of common stock of the Company representing 20% or more of the shares of voting stock of the Company; or (b) during any period of two consecutive years, individuals who at the beginning of such period were members of the Company's Board of Directors cease to constitute a majority of the Board of Directors, unless the election of each director who was not a director at the beginning of such period was approved by at least two-thirds of the directors then still in office. No Change in Control shall be deemed to have occurred as to Mr. Hunt or Mr. Arnold if he is included in the person or group acquiring control of the Company. The agreements are for a term ending on December 31, 1997, but are automatically renewed, prior to a Change in Control, for successive one-year terms unless terminated as provided in the agreement; after a Change in Control, the agreement extends for a further three-year term after its next anniversary date.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is composed entirely of independent outside directors and is responsible for establishing an executive compensation policy and plan for the Company. The Compensation Committee reviews and approves all compensation plans, benefit programs and perquisites for executives and other employees.

OVERALL POLICY

    The Company's executive compensation policy is intended (i) to link compensation and shareholder value; (ii) to recognize and reward individuals for their contributions and commitment to growth and profitability of the Company; and (iii) to attract and retain the highest caliber of executives. Compensation of the Company's executive officers consists of the following elements: base salary, cash bonus payments under the Incentive Bonus Plan, stock option awards and restricted stock grants. Each of these elements is discussed below.

BASE SALARY

    The Committee, with input from the Chief Executive Officer, determines annual salary levels for the executive group. Factors considered in setting base salaries include level of responsibilities and prior experience and achievements. Base salaries may be greater or less than median competitive levels. In making changes in base salary for existing executive officers, other than Mr. Hunt, the Compensation Committee considers the recommendations of Mr. Hunt based on his personal evaluation of individual performance for the prior year including attainment of personal objectives and goals, attainment of Company performance goals, the Company's salary structure and competitive salary data.

CASH BONUS PAYMENTS

    The Company's executive officers and other employees are eligible for annual cash bonuses. At the beginning of each fiscal year, eligible executives are assigned target bonus levels determined by a formula based on corporate performance objectives for the fiscal year. In fiscal 1997, the maximum bonus level for the CEO was 50% of his base salary multiplied by the percentage of target attained and for other eligible executives was 15% to 40% of base salary multiplied by the percent of target attained. The corporate performance measure for bonus payments for fiscal 1997 was a graduated percentage of the Company's operating income. Bonuses for the named executives were determined in 1997 by a formula agreed upon in advance. Senior executives at the Division level participated in a senior staff bonus pool over which Mr. Arnold and Mr. Robertson were delegated discretion in making bonus awards based on individual merit, team participation, and other factors.

STOCK OPTIONS

    The grant of stock options under the incentive stock option plans or the nonqualified stock option plan is intended to provide long-term performance based compensation to officers and key employees of the Company. The quantity and recipients of options are determined by the Compensation Committee. Generally, no employee may be granted options which first become exercisable in any calendar year for common stock having an aggregate fair market value (determined as of the date of grant) in excess of $100,000. Options granted under the 1988 Plan, the 1992 Plan and the 1996 Plan are granted at fair market value and expire not more than ten years from the date of grant.

RESTRICTED STOCK GRANTS

    The Company's restricted stock grant compensation combines elements of short-term compensation and long term incentives. Stock grants may be used to reward executives who have been responsible for successful past results and may also be used to attract skilled management by providing stock for "sign-on" bonus use. In either case, stock ownership is intended to provide an additional incentive for executive management based on long-term results and growth in stock value.

CHIEF EXECUTIVE OFFICER

    In setting fiscal 1997 salary and bonus award levels for Mr. Hunt, the Committee focused upon the policies described above. For fiscal 1997, Mr. Hunt earned a bonus under the Incentive Bonus Plan equal to 46% of his base salary of $265,000, a result of the Company meeting its operating income plan and the Compensation Committee's assessment of Mr. Hunt's role in that success and his performance towards achieving the Company's long-term goals.

                            COMPENSATION COMMITTEE:

Oscar L. Tang, Chairman                    Donald L. Graf
Wilton W. Cogswell, III                    Ralph R. Whitney, Jr.

STOCK PERFORMANCE GRAPH

    The following graph sets forth the five-year cumulative total return (assuming a $100 investment and dividend reinvestment) on the Common Stock of the Company as well as the total returns on the NASDAQ Stock Market and the NASDAQ Non-Financial Stocks:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                               NASDAQ STOCK MARKET   NASDAQ NON-FINANCIAL STOCKS

           IFR Systems, Inc.       (U.S. Companies)               (U.S. & Foreign
6/28/92               $100.0                 $100.0                        $100.0
6/30/93                161.9                  125.8                          94.9
6/30/94                147.6                  127.0                          92.6
6/30/95                223.9                  169.5                         127.2
6/30/96                233.2                  217.7                         161.5
6/28/97                357.1                  396.5                         310.8

CERTAIN RELATIONSHIPS

    Mr. Grose, a director of the Company, is also a director and past President of Navair Inc., Mississauga, Ontario. Navair is the exclusive distributor of IFR products in Canada, which accounted for more than 25% of Navair's sales during its most recent fiscal year. During the Company's fiscal year ended June 30, 1997, Navair's purchases from the Company totaled $2,529,605 (less than 3% of the Company's gross revenues). This relationship is expected to continue during the current fiscal year.

                                  PROPOSAL II
                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Audit Committee recommended and the Board of Directors of the Company appointed Ernst & Young LLP as independent auditors to examine the financial statements of the Company for the current fiscal year ending June 30, 1998. Although there is no requirement that such appointment be submitted to a vote of the shareholders, the Board of Directors believes that the shareholders should be afforded the opportunity to ratify the appointment. If the shareholders do not ratify the appointment, the Board of Directors, in its discretion and without further vote of the shareholders, will select another firm to serve as independent auditors for the current fiscal year.

    Ernst & Young LLP has served as independent auditors for the Company continuously since 1971 and is considered by the directors to be well qualified. The Board of Directors therefore recommends a vote FOR ratification of the appointment of Ernst & Young LLP and if the enclosed proxy is duly executed and received in time for the meeting and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for ratification of such appointment. The affirmative vote of the majority of the shares represented at the meeting is required for ratification of the appointment.

    A representative of Ernst & Young LLP is expected to be present at the shareholder meeting and will have the opportunity to make a statement if he desires to do so. Ernst & Young LLP has indicated that it presently does not intend to make a statement but that its representative will be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

    May 20, 1998 is the date by which shareholder proposals intended to be presented at the 1998 annual meeting of shareholders must be received by the Company to be considered for inclusion in the proxy materials relating to that meeting.

OTHER MATTERS

    The Annual Meeting is called for the purposes set forth in the "Notice of Annual Meeting." The Board of Directors has not been informed of any matters other than those stated in the Notice that are to be presented at the meeting. If any other business is brought before the meeting, the persons named in the proxy will vote according to the recommendations of the Board of Directors of the Company.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                    [LOGO]

                                          Charles J. Woodin
                                          SECRETARY

IMPORTANT:

    PLEASE IMMEDIATELY MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE. IF YOU ATTEND THE MEETING, AND IF YOU SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

IFR SYSTEMS, INC.

PROXY

Annual Meeting of Shareholders--November 5, 1997

This Proxy is solicited on behalf of the Board of Directors

    The undersigned hereby constitutes and appoints Alfred H. Hunt, III, and Charles J. Woodin, and each of them, proxies with full power of substitution to vote for the undersigned all shares of common stock of IFR Systems, Inc. which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on November 5, 1997, at 10:00 a.m. (C.S.T.), and any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or to refrain from voting as checked below upon the following matters, and otherwise in their discretion:

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

(Continued and to be signed on the other side)

IFR SYSTEMS, INC.
Please mark vote in oval in the following manner using dark ink only.   / /

The Board of Directors recommends a vote "FOR" each of the following:

                                                           FOR ALL (Except
                                        FOR    WITHHOLD    Nominee(s) written
                                        ALL    ALL         below) _____________
1.  Election of Directors--             / /    / /         / /
Nominees: Alfred H. Hunt, III and
Wilton W. Cogswell, III
                                        FOR    AGAINST     ABSTAIN
2. Ratification of the appointment      / /    / /         / /
of Ernst & Young LLP as independent
auditors for the current fiscal year
ending June 30, 1998.


The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting, the Proxy Statement dated September 22, 1997, and the Company's 1997 Annual Report. The undersigned hereby revoke any proxy or proxies heretofore given.

Dated: __________________________________, 1997

Signature(s) _____________________________________________

__________________________________________________________
IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians, and others signing in a representative capacity, please give full titles.